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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Hadco Corporation

     We consent to incorporation by reference in the registration statements (Nos. 33-2915, 33-12555, 33-24975, 33-24976, 33-40616, 33-48288, and 333-11485)
on Form S-8 of Hadco Corporation of our report dated January 19, 1996, relating to the consolidated balance sheet of Zycon Corporation and subsidiary as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in the January 10, 1997 report on Form 8-K/A of Hadco Corporation.

                                          KPMG Peat Marwick LLP
San Jose, California
May 12, 1997